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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3: Nos. 333-16987, 333-34516, 333-34516-01, 333-34516-02, 333-34516-03,
333-2143, 33-49885, 333-49143, 333-49143-01, 333-49143-02, 333-49143-03 and
333-53854 and Form S-8: Nos. 333-65281, 333-46678, 333-36409, 333-16979,
33-57359, 33-38672, 33-38671, 33-2882, 2-93157, 2-88641, 2-68696 and 2-68698) of
State Street Corporation of our report dated January 17, 2001, except for Note Y, as to which the date is February 6, 2001, with respect to the consolidated financial statements of State Street Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



/s/ Ernst & Young LLP


Boston, Massachusetts
February 14, 2001